EXHIBIT 10(r)



INCENTIVE STOCK OPTION AGREEMENT


THIS AGREEMENT, made and entered into this fifteenth day of May, 1990 (the "Granting Date"), by and between CERNER CORPORATION, a Delaware corporation (the "Company"), and Gary W. Willett (the "Optionee"),

WITNESSETH:

WHEREAS, on January 13, 1984, the Board of Directors of the Company adopted, and on May 8, 1984, the holders of a majority of the issued and outstanding shares of the Company's common stock approved, the Cerner Corporation Incentive Stock Option Plan B (the "Plan") pursuant to which the Company may grant from time to time, on or prior to November 30, 1993, options to purchase shares of Cerner Common Stock (as defined in said Plan) to any employee of the Company or of any of its subsidiary corporations, in such amounts and under such form of agreements as shall be determined by the Incentive Stock Option Committee, appointed by the Board of Directors of the Company pursuant to the Plan; and

WHEREAS, the Incentive Stock Option Committee (the "Committee") has determined that the Optionee is an employee of the Company or of one of its subsidiary corporations within the meaning of the Plan, and that the Optionee shall be granted an option to purchase shares of Cerner Common Stock on the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the parties hereto do hereby agree as follows:

1. Incorporation of the Plan. A copy of the Plan is attached hereto and hereby incorporated herein by reference, and all of the terms, conditions and provisions contained therein shall be deemed to be terms, conditions and provisions of this Agreement. All terms used herein which are defined in the Plan shall have the meanings given them in the Plan.

2. Grant of Option. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in the Plan and this Agreement, the Company hereby grants to the Optionee, as a matter of separate inducement and agreement in connection with employment, but not in lieu of any salary or other compensation for services, an option (the "Option") to purchase from the Company all or any part of an aggregate of Ten thousand (10,000) shares of Cerner Common Stock at the purchase price of Ten dollars ($10.00) per share. The date first written above shall be deemed to be the granting date of this Option.

3. Term of Option: Exercise In Installments. This Option shall expire with respect to all shares of Cerner Common Stock subject hereto on May 15, 2000 (the "Expiration Date"), unless it shall be terminated at an earlier date in accordance with the provisions of the Plan. This Option shall become exercisable in installments as follows:

Number or Percentage                 Earliest Date on
of Shares Subject to                 Which Shares May
This Option                          Be Purchased
---------------------                ----------------
2,000                                April 16, 1991
2,000                                April 16, 1992
2,000                                April 16, 1993
2,000                                April 16, 1994
2,000                                April 16, 1995

The Optionee may purchase all or any portion of the shares subject to each installment listed above at any time (i) on or after the respective exercise date listed above, and (ii) before the Expiration Date (or before any earlier termination date), in accordance with the provisions of the Plan.


PLEASE REMEMBER THAT YOU MAY LOSE VALUABLE TAX BENEFITS IF YOU SELL OR DISPOSE OF THE STOCK ACQUIRED UPON THE EXERCISE OF THIS OPTION BEFORE (1) TWO YEARS HAVE PASSED SINCE THE DATE ON WHICH THIS OPTION WAS GRANTED, OR (2) ONE YEAR HAS PASSED SINCE THE DATE ON WHICH YOU EXERCISED THIS OPTION. PLEASE CONTACT YOUR PERSONAL TAX ADVISOR FOR MORE INFORMATION.

4. Investment Purpose. By accepting this Option, the Optionee agrees that any and all shares of stock purchased upon the exercise of this Option will be purchased for investment purposes and not with a view to any distribution thereof, and that each notice of the exercise of any portion of this Option shall be accompanied by a representation in writing signed by the Optionee
(or by the person or persons entitled to exercise the Option in the event of the death of the Optionee) that the shares of stock are being purchased in good faith for personal investment purposes, and not with a view to any distribution thereof.

5.  Stock Restrictions.  The optionee further agrees that:

(a) Each stock certificate issued pursuant to the exercise of the Option granted hereby shall bear a legend to the effect that the shares represented thereby have not been registered under the Securities Act of 1933, and may not be transferred except in accordance with the provisions of this Incentive Stock Option Agreement and the Plan.

(b) Subject to the Company's right to repurchase described in paragraph 6 hereof, the shares of stock acquired upon the exercise of this Option may be transferred, in whole or in part, only upon the following conditions:

  (i) Prior to any transfer of any such shares, the holder thereof shall furnish the Company written notice of the intention to effect such transfer. Such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall contain an undertaking to furnish such further information as may be required, to enable counsel to render the opinion referred to below. Promptly after receiving such notice, the Company shall obtain from its counsel a written opinion (a copy of which shall be furnished to the person giving such notice) as to whether the proposed transfer may be effected without registration under the Securities Act of 1933.

  (ii) If it is the opinion of said counsel that no such registration is necessary under the circumstances, then the holder of the shares for which transfer has been requested shall be entitled to transfer such shares in accordance with the terms specified in the written notice given the Company. Each certificate issued to the transferee to evidence the shares so transferred, and each certificate evidencing any untransferred balance of shares of stock acquired by the Optionee upon exercise of this Option, shall bear the restrictive transfer legend described in paragraph 5(a) hereof unless in the opinion of said counsel such legend is not then required.

  (iii) If it is the opinion of said counsel that the proposed transfer may not be effected without registration under the Securities Act of 1933, then the Company shall so notify said holder and said transfer shall not be effected.

(c) The Optionee shall promptly comply with any request by the Company for information concerning any disposition by the Optionee of any shares acquired pursuant to this Option which the Company may need in connection with an income tax return or any other return or report which it may be required to file with any governmental agency.

6. Company's Right to Repurchase Shares. In the event that the Optionee (i) dies, (ii) ceases to be employed by the Company or any of its subsidiary corporations at any time before the expiration of three (3) years after the date on which this Option was last exercised or any other option granted under this Plan, or (iii) desires to sell, pledge, hypothecate, transfer or otherwise dispose of or encumber all or any portion of the shares of stock that were purchased upon the exercise of this Option, the Company shall have the right to repurchase all or any portion of the shares of stock which were acquired by the Optionee (or by the person or persons entitled to exercise this Option in the event of the death of the Optionee) pursuant to the exercise of this Option, upon the following terms and conditions:

(a) Period--Unless exercisable as a result of the death of the Optionee, the Company's right shall commence upon the date of which the Optionee delivers to the Company written notice of desire to sell, pledge, hypothecate, transfer or otherwise dispose of or encumber all or any portion of the stock purchased upon the exercise of this Option, and shall expire thirty (30) days after such date. Failure of the Company to exercise its right during such thirty (30) day period shall be deemed to constitute a waiver of such right. However, if the Optionee fails to sell, pledge, hypothecate, transfer or otherwise dispose of or encumber all or any portion of the stock that was acquired upon the exercise of this Option within sixty (60) days after the date on which the Company shall be deemed to have waived its right, its right shall be reinstated and again operative upon the Optionee's death, termination of employment or any subsequent proposed disposition of such stock.

In the event that its right to repurchase becomes exercisable by reason of the death of the Optionee, the Company's right shall commence on the date of the Optionee's death and shall expire twelve (12) months after the date on which it receives written notice of the Optionee's death from the legal representative appointed by and qualified in a probate court of competent jurisdiction. If no legal representative of the Optionee is appointed within sixty (60) days after the death of the Optionee, then the Company shall be considered a creditor of the estate and shall have all of the rights conferred upon creditors of the estate of the Optionee by the state in which the Optionee was domiciled at the date of death.

(b) Exercise--The Company shall exercise its right by delivering to the Optionee, the legal representative or the person or persons who exercised this Option after the death of the Optionee (the "Holder") a written notice stating the number of shares with respect to which it is exercising its right to repurchase. Such written notice shall be deemed to be effective as of the earlier of (i) the date on which it is received by the Holder, or (ii) the date on which it is placed in the United States mail, postage prepaid and addressed to the Holder.

(c) Price--The price at which shares of stock may be repurchased by the Company upon the exercise of its right described in this paragraph 6 shall be the fair market value of such shares on the date that such right is exercised. In the event that the Company's right becomes exercisable by reason of the Optionee's desire to sell, pledge, hypothecate, transfer or otherwise dispose of or encumber such stock, however, the purchase price shall not be less then any bona fide cash offer which the Optionee has received therefor.

(d) Payment--The Company may pay for the stock repurchased from the Holder pursuant to its exercise of the right described in this paragraph 6--

  (i) if the Holder has held such option stock for three years or less, either by a lump sum cash payment at the time it exercises its right to repurchase pursuant to this paragraph 6, or, at the Company's discretion, partly by a lump sum cash payment (in the amount equal to the lesser of (A) the original option price paid by the Holder for such stock, or (B) the then fair market value of such stock) at the time of repurchase and partly by a promissory note requiring the Company to make equal annual cash installment payments over a period of not more than ten (10) years, or

  (ii) if the Holder has held such option stock for more than three years, by a lump sum cash payment at the time it exercises its right to repurchase pursuant to this paragraph 6, unless the Holder will, upon completion of the Company's repurchase of all or a portion of the option stock and taking into account all prior sales by the Holder of Cerner Common Stock to the Company, have sold back to the Company an aggregate number of shares exceeding one-half of one percent (1/2%) of its issued and outstanding shares of Cerner Common Stock (determined at the time of such repurchase), in which event the Company may, in its sole discretion, elect to pay partly by a lump sum cash payment (in the amount equal to the lessor of (A) the original option price paid by the Holder for such stock, or (B) the then fair market value of such stock) at the time of repurchase and partly by a promissory note requiring the Company to make equal annual cash installment payments over a period of not more than ten (10) years.

Simple interest shall accrue on the unpaid balance of any promissory note issued by the Company pursuant to this paragraph 6 at the rate of ten percent (10%) per year.

7. Notices. Any notices or other communications required or allowed to be made or given to the Company under the terms of this Agreement shall be addressed to the Company in care of its secretary at its offices at 2800 Rockcreek Parkway, North Kansas City, Missouri 64117, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the signature hereto. Either party hereto may from time to time change the address to which notices are to be sent to such party be giving written notice of such change to the other party. Any notice hereunder shall be deemed to have been duly given if and when addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.

8. Binding Effect. This Agreement shall bind, and except as specifically provided in the Plan and this Agreement, shall inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties hereto.

9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Missouri.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers hereunto duly authorized and its corporate seal to be hereunto affixed, and the Optionee has hereunto set hand as of the day and year first above written.

                                      CERNER CORPORATION

[CORPORATE SEAL]                      By:/s/Neal L. Patterson
                                      Neal L. Patterson, Chairman

ATTEST:

/s/Clifford W. Illig
Clifford W. Illig, President

                                      /s/Gary W. Willett
                                      Optionee

                                      12135 Nieman Rd.
                                      Overland Park, KS 66213
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                                              Address